UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2024

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

On February 15, 2024, Daily Journal Corporation (the “Company”) held its 2024 Annual Meeting of Shareholders. A total of 1,119,626 shares were represented in person or by valid proxy, and the final results for each proposal voted on at the meeting are set forth below:

Election of Directors. The Company’s shareholders elected three directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 446,162 broker non-votes.

	For	Against	Abstain
Mary Conlin	401,815	270,826	823
John B. Frank	423,796	248,821	847
Steven Myhill-Jones	601,506	71,111	847

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Baker Tilley USA LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,117,998 FOR and 941 AGAINST, with 687 ABSTENTIONS.

Approval of the Company’s Equity Incentive Plan. The Company’s shareholders approved the Company’s new Equity Incentive Plan. The vote totals were 668,928 FOR and 2,707 AGAINST, with 1,829 ABSTENTIONS. There were 446,162 broker non-votes.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Steven Myhill-Jones
Steven Myhill-Jones
Chairman of the Board and
Chief Executive Officer

Dated: February 16, 2024